UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2012

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Drive

Las Vegas, NV  89102

(Address of Principal Executive Offices)  (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)

NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On July 26, 2011, in response to comments received from the Staff of the Securities and Exchange Commission (“SEC”), the Board of Directors of Consolidation Services, Inc. (the “Registrant”) made a determination that the consolidated financial statements of the Company as of December 31, 2010 and for the year then ended as contained in its Form 10-K, as well as the consolidated financial statements filed in Forms 10-Q for the periods ending June 30, 2010 and September 30, 2010, should no longer be relied upon as goodwill should not have been recorded or impaired under the new and final valuation of $4.3 million.  The Company will amend the Form 10-K, as well as its Forms 10-Q for June 30, 2010 and September 30, 2010 to remove the impairment of goodwill as a result of a change in the Registrant’s valuation of its Reserve Report.

On January 25, 2012, the Registrant was advised by GBH CPAs, PC, its independent registered public accounting firm, that its audit report dated April 14, 2011 was being withdrawn due to the failure of the Registrant to timely make such amendments to its consolidated financial statements; file a timely Form 8K regarding non-reliance on previously issued financial statements and timely respond to the SEC Staff’s comments.

Copy of the independent accountants’ letters: (A) addressed to the Registrant stating that its audit report was being withdrawn, and (B) addressed to the SEC stating they agree with the statements made by the Registrant in this Form 8-K, have been filed as Exhibit 7.1 to this Form 8-K.

Authorized officers of the Company have discussed with the independent accountants the matters disclosed in the filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Description
7.1(a)(b)	Correspondence from an Independent Accountant Regarding Non-Reliance on a Previously Issued Audit Report or Completed Interim Review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	CONSOLIDATION SERVICES, INC

By:/s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer and President

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